Exhibit 10(b)

                                  June 6, 2003

                                  SUPPLEMENTAL
                              LETTER LOAN AGREEMENT


The Beard Company
5600 N. May Avenue, Suite 320
Oklahoma City, Oklahoma 73112

Gentlemen:

This Supplemental Letter Loan Agreement supplements the previous Supplemental Letter Loan Agreement between the parties hereto dated November 7, 2002.

This Supplemental Letter Loan Agreement sets forth the terms and conditions under which we have agreed to supplement your existing $3,000,000 long-term line of credit with a short-term revolving loan to you in the principal amount of $300,000.00 (the "Loan").

1. LENDER:     The  William  M.  Beard  and Lu  Beard  1988  Charitable
               Unitrust (the "Unitrust").

2. BORROWER:   The Beard Company.

3. AMOUNT:     Such  amounts as the  Borrower  may request from time to time  up to $300,000.00. The Loan shall be evidenced by a promissory note in the amount of $300,000.00 dated as of today (the "Note"). The
               Borrower shall be permitted to obtain advances, make prepayments, and obtain additional advances, up to the amount of the Note.

4. INTEREST    A fixed rate of 10.00%.
   RATE:

5. REPAYMENT:  The outstanding principal balance (the "Indebtedness")plus unpaid accrued interest shall be due and payable on October 31, 2003. The parties agree that any payments made by Borrower to Lender shall be applied first to this Loan.

6. COLLATERAL: The Lender,  together with certain  Note Holders, have previously filed a Deed of Trust, Assignment of Production, and Financing Statement of record (a "Lien") on its working and overriding royalty interests in the McElmo Dome Unit in Montezuma and Dolores Counties of Colorado ("Interests"). The Borrower will not sell, transfer, convey or otherwise dispose of any of the Interests, whether pursuant to a single transaction or a series of transactions.


7. COVENANT:   Until  the Indebtedness  has been paid in full, the Borrower will not sell,  transfer,  convey  or otherwise  dispose  of, all or a
               substantial  portion  of  its  assets   now  owned  or  hereafter
               acquired, whether pursuant to a single transaction or a series of transactions, and the Borrower will not merge or consolidate with any person or entity or  permit any  such merger or consolidation
               with the Borrower.   This  paragraph  specifically excludes asset
               sales incurred in the normal course of business.

8. EVENTS OF
   DEFAULT: If any of the following conditions or events ("Events of Default") shall occur and be continuing:

               A. Failure of the Borrower to pay when due any amounts, including principal or interest on the Note (whether at the stated maturity, upon acceleration or otherwise).

               B. Any Event of Default as specified in the Note.

               C. Any  default  or  breach  in the  performance of any covenant, obligation, representation, warranty or provision contained in this Letter Loan Agreement or in the Note or in any other note or obligation of Borrower to the Unitrust.

               D. The   Borrower  shall:   (i)  apply  for  or  consent  to  the
                  appointment of a custodian, receiver, trustee or liquidator of the Borrower or any of its properties, (ii) admit in writing the inability to pay, or generally fail to pay, its debts when they come due, (iii) make a general assignment for the benefit of creditors, (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, con-servatorship, insolvency, readjustment of debt, dissolution or liquidation of the Borrower, or if corporate action should be taken by the Borrower for the purpose of effecting any of the foregoing, (v) suffer any such appointment or commencement of a proceeding as described in clause (i) or (iv) of this paragraph, which appointment or proceeding is not terminated or discharged within 60 days, or (vi) become insolvent.

          THEN upon the occurrence of any Event of Default described in the foregoing paragraphs the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower.

If the foregoing terms and conditions are acceptable to you, please acknowledge your agreement by signing below and returning one copy of this Letter Loan Agreement to us.

Sincerely,

LENDER:
THE WILLIAM M. BEARD AND LU BEARD
1988 CHARITABLE UNITRUST


WILLIAM M. BEARD                            LU BEARD
----------------------------                -------------------------
William M. Beard, Trustee                   Lu Beard, Trustee


Accepted effective this 6th day of June, 2003.

BORROWER:
THE BEARD COMPANY


HERB MEE, JR.
---------------------------
Herb Mee, Jr., President